UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 24, 2007
Date of Report (Date of earliest event reported)
Zunicom Inc
(Exact name of registrant as specified in its charter)

Texas	000-27210	75-2408297

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1720 Hayden Road, Carrollton, Texas	75006

(Address of principal executive offices)	(Zip Code)
(469) 892-1200
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Exhibit 99.1 Press Release Dated January 30, 2007

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

            As reported in its Form 8-K dated December 20, 2006, Ian Edmonds, Zunicom’s executive vice president, Julie Sansom-Reese, Zunicom’s chief financial officer, and Mimi Tan, Zunicom’s corporate secretary, resigned as of December 20, 2006. On January 24, 2007, Zunicom’s Board of Directors appointed John Rudy, a member of the Board of Directors, Vice-President and Chief Financial Officer and Carl A. Generes Secretary, and General Counsel of Zunicom.

Since 1992, Mr. Rudy has been President and is founder and owner of Beacon Business Services, Inc., Matawan, New Jersey, a consulting firm specializing in providing financial, accounting and business advisory services to small companies.  From August 1998 through April 2000 Mr. Rudy served as interim chief financial officer of Hometown Auto Retailers, Inc., a publicly-traded automobile dealer group.  From August 2005 until May 2006 he served as interim chief financial officer of Sona Mobile Holdings Corp., a publicly traded wireless technology company.  Since July 2005 Mr. Rudy has served as a director of AdStar, Inc., a publicly-traded company engaged in internet ad placement products and services and Empire Financial Holding Company, Inc., a publicly-traded broker-dealer.  Since May 2005 he served as a director of Trey Resources, Inc., a publicly-traded software reseller.  Mr. Rudy received an M.B.A. from Emory University and a B.S. in economics from Albright College.

For his services, Zunicom has agreed to pay Mr. Rudy compensation of $5,000 per month and to grant him a five-year stock option to purchase 25, 000 shares at an exercise price of $1.75 per share. Mr. Rudy’s engagement by Zunicom shall be as a part-time employee. Mr. Rudy has agreed to devote to Zunicom the time necessary to fulfill his duties and obligations as Vice President and Chief Financial Officer.

Mr. Generes has practiced law as a sole practitioner in Dallas, Texas for over 25 years. He was admitted to the State Bar of Texas in 1968.

Item 9.01: Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 30, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zunicom Inc
Date: January 30, 2007	By:	/s/ WILLIAM TAN
William Tan
Chairman